Exhibit B-4(f)(4)

                FIRST AMENDMENT TO NOTE AGREEMENT


     This First Amendment, dated January 29, 2003 (this "Amendment"), is made to that Second Consolidated, Amended and Restated Note Agreement dated as of September 27, 2002 (the "Note Agreement"), among Gold Kist Inc., a cooperative marketing association organized and existing under the laws of the State of Georgia (the "Company"), The Prudential Insurance Company of America ("Prudential") and the Gateway Recovery Trust. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note Agreement.

     WHEREAS, the parties hereto have executed and delivered that certain Note Agreement;

     WHEREAS, the Company has requested that Prudential amend certain provisions of the Note Agreement and Prudential has agreed to do so on the terms and conditions set forth in this Amendment;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A. Pursuant to paragraph 11C of the Note Agreement, the Company and the Required Holders hereby agree the Note Agreement is amended as follows:

     1.    Paragraph  6D.   Paragraph 6D is hereby  modified  and
amended by deleting clauses (xv) and (xvii) in their entirety and substituting the following in lieu thereof:

                    "(xv)(x) prior to the Repurchase Release
               Date, guarantee or otherwise be or become contingently liable for obligations of Young Pecan not to exceed an aggregate amount of $60,000,000 pursuant to the Debt Repurchase Agreement, (y) in connection with and on the Repurchase Release Date, make a payment of up to $10,000,000 in satisfaction of all the Company's obligations under the Debt Repurchase Agreement, whether structured as a direct payment to CoBank, ACB or as a capital contribution to Young Pecan, and (z) on and after the Repurchase Release Date, make a loan to Young Pecan with the proceeds of the CoBank Additional Debt; provided such loan to Young Pecan shall be subject to documentation in form and substance acceptable to Prudential (including, without limitation, the assignment of any promissory note and security interest received by the Company in connection therewith to the Collateral Agent);"

                    "(xvii)   make  or  permit   to   remain
               outstanding investments in any money market fund that invests only in investments described in subsections (iii), (iv), (v),
               (vi), (vii), or (viii) of this Paragraph 6D."

     2.    Paragraph  6L.   Paragraph 6L is hereby  modified  and
amended by deleting clause (iv) thereof in its entirety and substituting the following in lieu thereof:

                    "(iv) Indebtedness for Money Borrowed in
               existence on the date hereof, and set forth on Schedule 6L; provided, however, (i) in connection with the mortgage facility on the corporate headquarters building owned by GC Properties as set forth on Schedule 6L, such mortgage facility may be increased by an amount not to exceed $5,000,000 after the date hereof, and (ii) the Company may incur additional Indebtedness for Money Borrowed to CoBank, ACB in an amount of up to $10,000,000 (the "CoBank Additional Debt"), provided such additional Indebtedness is subject to documentation in form and substance acceptable to the Noteholders;"

     3. Paragraph 10. (a) Paragraph 10 of the Note Agreement is hereby modified and amended by inserting the following definitions in appropriate alphabetical order thereto (and deleting any existing definitions of any of the following in the entirety):

                    ""CoBank Additional Debt" shall have the
               meaning set forth in paragraph 6L hereof.

                    "Debt  Repurchase Agreement" means  that
               certain  Debt  Repurchase  Agreement  between
               CoBank, ACB, the Company, and Young Pecan Shelling Company, Inc. dated as of April 30, 2001, as amended.

                    "Repurchase Release Date" means the date
               of the release and termination of the Debt Repurchase Agreement and the satisfaction of all of the Company's obligations thereunder.

                    "Subsidiary", of the Company, shall mean
               any corporation, partnership, joint venture, limited liability company, trust or estate or other entity in which (or of which) the Company, directly or indirectly, owns or controls more than 50% of (a) any shares of Stock or other form of ownership interest of such Person having general voting power under ordinary circumstances to vote in the election of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (b) the interest in the capital or profits of such Person, provided, however, notwithstanding the foregoing, GC Properties shall not be deemed to be a "Subsidiary" of the Company."

     (b) Paragraph 10 of the Note Agreement, is hereby further modified and amended by deleting the definitions of "CoBank Note" and "Note Purchase Date" therefrom in their entirety.

B. Conditions of Effectiveness. Upon satisfaction of the following, the effective date of this Amendment shall be January
29, 2003. This Amendment shall become effective when, and only when,

     1. Prudential shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Noteholders of the Notes:

          (a)  executed originals of this Amendment;

          (b)  evidence satisfactory to Prudential that the First
     Amendment to the Bank Agreement, in form and substances substantially the same as this Amendment, has been duly executed, delivered and has taken effect;

          (c) evidence satisfactory to Prudential that all obligations of the Company and Young Pecan under the Debt
     Repurchase Agreement have been terminated and that any amounts owed thereunder have been paid in full;

          (d) such other documents, instruments, approvals or opinions as Prudential may reasonably request; and

     2.    The  Company  shall have paid all costs  and  expenses
(including legal fees) incurred by Prudential; and

     3. Except as previously disclosed to Prudential in writing, the representations and warranties contained herein shall be true on and as of the date hereof, and there shall exist on the date hereof no Event of Default or Default; there shall exist no material adverse change in the financial condition, business operation or prospects of the Company or its Subsidiaries since September 28, 2002; and the Company shall have delivered to Prudential an Officer's Certificate to such effect.

C.   Representations and Warranties.

     1. Except as previously disclosed to Prudential in writing, the Company hereby repeats and confirms each of the representations and warranties made by it in paragraph 8 of the Note Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Note Agreement as amended hereby.

     2.   The Company further represents and warrants as follows:

          (a) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) its charter or by-laws, (B) law or
     (C) any legal or contractual restriction binding on or affecting the Company; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties.

          (b) No governmental approval is required for the due execution, delivery and performance by the Company of this Amendment, except for such governmental approvals as have been duly obtained or made and which are in full force and effect on the date hereof and not subject to appeal.

          (c) This Amendment constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

          (d) There are no pending or threatened actions, suits or proceedings affecting the Company or any of its Subsidiaries or the properties of the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, that may, if adversely determined, materially adversely affect the financial condition, properties, business, operations or prospects of the Company and it Subsidiaries, considered as a whole, or affect the legality, validity or enforceability of the Note Agreement, as amended by this Amendment.

D.   Miscellaneous.

     1.   Reference to and Effect on the Note Agreement.

          (a) Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Note Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Note Agreement, and each reference in any other document to "the Note Agreement", "thereunder", "thereof" or words of like import referring to the Note
     Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

          (b) Except as specifically amended and waived above, the Note Agreement, and all other related documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any holder of a Note under the Note Agreement or the Notes, nor constitute a waiver of any provision of any of the foregoing.

     2. Costs and Expenses. The Company agrees to pay on demand all costs and expenses incurred by any Noteholder in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel. The Company further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by any holder of a Note in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment.

     3. Additional Agreements. On or about the date of this Amendment, the Company is entering into certain Financing Agreements that contain terms, covenants or events of default that are more favorable to the parties under the Financing Agreements than are the terms of the Note Agreement and Related Documents to the holders of the Notes. The Company and each Subsidiary covenant and agree that the Note Agreement and each other Related Document shall be amended to contain each such more favorable term, covenant or event of default (together with any grace periods for such term, covenant or event of default as provided in the Financing Agreements), and the Company further agrees to execute and deliver all such documents requested by the holders of the Notes to reflect such amendment. Prior to the execution and delivery of such documents by the Company, the Note Agreement and each other Related Document shall be deemed to contain each such more favorable term, covenant or event of default, for purposes of determining the rights and obligations thereunder. As used in this paragraph, the phrase "terms, covenants or events of default" (including both the singular and plural) shall not be a reference to interest rate, maturity, amortization, prepayment or similar financial terms of the Notes or the Indebtedness governed by the Financing Agreements. If the Company shall fail to comply with this paragraph on or prior to February 19, 2003, the Company and each of the Subsidiaries agree that such failure shall constitute an Event of Default under the Note Agreement and the holders of the Notes shall have the right to exercise any and all rights available under paragraphs 7A and 7D of the Note Agreement and/or under applicable law.

     4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New
York.

     6. Estoppel. To induce Prudential to enter into this Amendment, the Company hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of the Company against any holder of the Notes with respect to the obligations of the Company to any such holder, either with or without giving effect to this Amendment.

     7. Related Documents. This Amendment shall be deemed to be a Related Document for all purposes.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              GOLD KIST INC.



                              By:/s/ Stephen O. West
                                     Stephen O. West
                                     Treasurer

                              THE PRUDENTIAL INSURANCE
                                COMPANY OF AMERICA



                              By:/s/ Billy Greer
                              Name:  Billy Greer
                              Title: Vice President

                              THE PRUDENTIAL INSURANCE
                              COMPANY OF AMERICA, as asset
                              manager for Gateway Recovery
                              Trust



                              By: /s/ Paul Price
                              Name:   Paul Price
                              Title:  Vice President

                   CONSENT OF GUARANTORS

      We, the undersigned, each as a Guarantor pursuant to that certain Amended and Restated Subsidiary Guaranty dated as of the 27th day of September, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty"), hereby each (a) acknowledge receipt of a copy of the foregoing Amendment, and (b) acknowledge, consent and agree that (i) the Guaranty remains in full force and effect, and (ii) the execution and delivery of the foregoing Amendment and any and all documents executed in connection therewith shall not alter, amend, reduce or modify our respective obligations and liabilities under the Guaranty.

                              AGRATECH SEEDS INC.


                              By:/s/ Stephen O. West
                              Title: Treasurer


                              AGRATRADE FINANCING, INC.


                              By:/s/ Stephen O. West
                              Title: Treasurer


                              CROSS EQUIPMENT COMPANY, INC.


                              By:/s/ Stephen O. West
                              Title: Treasurer


                              GK FINANCE CORPORATION


                              By:/s/ Stephen O. West
                              Title: Vice President


                              GK PEANUTS, INC.


                              By:/s/ Stephen O. West
                              Title: Treasurer



                              GK PECANS, INC.


                              By:/s/ Stephen O. West
                              Title: Treasurer



                              LUKER INC.


                              By:/s/ Stephen O. West
                              Title: Treasurer

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